Exhibit 99.1

Calumet Reaches Milestone of Largest Sustainable Aviation Fuel Producer in North America; Enters Full Operations at Montana Renewables; Arranges Bridge Financing

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet,” “we,” “our,” or “us”) today announced that its Montana Renewables subsidiary (“MRL”) completed the startup of its Sustainable Aviation Fuel (“SAF”) and Pretreatment units. Calumet and its SAF off-taker plan to hold a ribbon cutting ceremony on May 10, 2023 to recognize this important milestone.

“We are pleased to report that our leading Sustainable Aviation Fuel, Renewable Diesel, and Renewable Hydrogen platform is fully complete and operating,” said Bruce Fleming, CEO of Montana Renewables. “As we ramp up our pre-treater and draw down existing safety stock of clean feed, we reconfirm go-forward EBITDA guidance of $1.25 to $1.45 per gallon based on local sourcing of untreated feedstocks.”

On April 19, MRL closed a $75 million bridge loan with I Squared Capital. The bridge loan bears a variable rate of interest at SOFR plus 6.0 to 7.3% per annum and we have the flexibility to prepay 50% of principal loan from free cash flow by the end of 2024. “Our capital markets strategy remains unchanged,” said Fleming. “This transaction provides strategic optionality as we continue to build North America’s largest SAF business.” For further details of this financing, please refer to our Current Report on Form 8-K that will be filed today.

Calumet’s CEO Todd Borgmann added “Following a year in which we’ve demonstrated the power of Calumet’s legacy Specialty business, we can now add the full earnings power of Montana Renewables. Over the past two years, our Montana Renewables team has quickly launched a leading renewables platform and created a first mover advantage in SAF. This major accomplishment is the most recent step in our transformational plan to unlock value for Calumet’s unitholders.”

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufacturers, formulates, and markets a diversified slate of specialty branded products to customers in various consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

About Montana Renewables, LLC

Montana Renewables, LLC is an unrestricted subsidiary of Calumet located in Great Falls, MT. Montana Renewables is permitted for 15,000 barrels per stream day of renewable feedstocks, which are converted into low-emission sustainable alternatives that directly replace fossil fuel products. The renewable manufacturing plant began operations in late 2022. As the world recognizes a sustainability responsibility, MRL is poised to make immediate carbon reductions and stands ready to grow and innovate further. This business is a leader in North America’s energy transition, with our renewable products being delivered to Canada and the United States West Coast.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “continue,” “anticipate,” “plan,” “should” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook with respect to the Montana Renewables business, (ii) our EBITDA guidance per gallon provided for the Montana Renewables business and (iii) our capital markets strategy with respect to the Montana Renewables business. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.

While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections.
For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and our other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures, including EBITDA, to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We define EBITDA for any period as net income (loss) attributable to partners plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. This non-GAAP financial measure is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss) attributable to partners or other financial measures prepared in accordance with GAAP. Management is not able to reconcile forward-looking EBITDA per gallon for MRL to the most comparable GAAP financial measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation.

Investors:
Brad McMurray 317-957-5378